EXPRESSway Investor Presentation May 3, 2013

2 Explanatory statements This presentation and any related oral remarks by management contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. These include statements regarding earnings outlook, investment plans, investment returns, including potential EBITDA-generative benefits from investments, debt reduction and debt refinancings, asset sales, cost reductions and similar matters that are not historical facts. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause a difference include, but are not limited to, those mentioned in the presentation and oral remarks, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, failure to realize hotel bookings and reservations and planned real estate sales as actual revenue, inability to sustain price increases or to reduce costs, rising fuel costs adversely impacting customer travel and the company's operating costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed asset sales, debt refinancings, capital expenditures and acquisitions, inability to reduce funded debt as planned or to agree bank loan agreement waivers or amendments, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, changing global or regional economic conditions and weakness in financial markets which may adversely affect demand, legislative, regulatory and political developments, and possible challenges to the Company's corporate governance structure. Further information regarding these and other factors is included in the filings by the Company with the U.S. Securities and Exchange Commission. Management evaluates the operating performance of the Company on the basis of earnings before interest, foreign exchange, tax (including tax on unconsolidated companies), depreciation and amortization (EBITDA), and believes that EBITDA is a useful measure of operating performance, for example to help determine the ability to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets. EBITDA is also a financial performance measure commonly used in the hotel and leisure industry, although the Company's EBITDA may not be comparable in all instances to that disclosed by other companies. EBITDA does not represent net cash provided by operating, investing and financing activities under U.S. generally accepted accounting principles (U.S. GAAP), is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to earnings from operations or net earnings under U.S. GAAP for purposes of evaluating operating performance. Adjusted EBITDA and adjusted net earnings / (loss) of the Company are non-GAAP financial measures and do not have any standardized meanings prescribed by US GAAP. They are, therefore, unlikely to be comparable to similar measures presented by other companies, which may be calculated differently, and should not be considered as an alternative to net earnings, cash flow from operating activities or any other measure of performance prescribed by US GAAP. Management considers adjusted EBITDA and adjusted net earnings / (loss) to be meaningful indicators of operations and uses them as measures to assess operating performance because, when comparing current period performance with prior periods and with budgets, management does so after having adjusted for non-recurring items, foreign exchange (a non-cash item), disposals of assets or investments, and certain other items (some of which may be recurring) which management does not consider indicative of ongoing operations or which could otherwise have a material effect on the comparability of the Company’s operations. Adjusted EBITDA and adjusted net earnings / (loss) are also used by investors, analysts and lenders as measures of financial performance because, as adjusted in the foregoing manner, the measures provide a consistent basis on which the performance of the company can be assessed. Net debt is defined as working capital facilities, short and long-term debt (including obligations under capital leases), offset by cash and cash equivalents, including restricted cash.

3 Table of contents • Who are we? • Where are we coming from? • What have we accomplished? • What are we seeing? • Where are we headed? • Summary • Q&A • Appendices

4 Who are we? Ubud Hanging Gardens, Bali, Indonesia

5 Who are we? Leadership team John Scott President and Chief Executive Officer • Joined Orient-Express in November 2012 with over 25 years in the lodging industry • Previously led Rosewood Hotels & Resorts as chief executive officer for eight years • Serves on the board of Cedar Fair Entertainment Company (NYSE: FUN) Ralph Aruzza Vice President and Chief Sales & Marketing Officer • Joined Orient-Express in February 2013 • Previously with Rosewood Hotels & Resorts as vice president of sales & marketing since 2006 Filip Boyen Vice President and Chief Operating Officer • Joined Orient-Express in January 1998 • Formerly vice president of operations; also served as vice president of Africa, Latin America and Australasia and managing director of Orient-Express Hotels Peru Rich Levine Vice President and Chief Legal Officer • Joined Orient-Express in February 2012 • Previously with Kerzner International Holdings Limited as executive vice president and general counsel Martin O’Grady Vice President and Chief Financial Officer • Joined Orient-Express in February 2008 • Previously with Orion Capital Managers, a European real estate investment firm, as chief financial officer, and Mandarin Oriental Maurizio Saccani Vice President, Italy and Chief of Product Development • Joined Orient-Express in 1978 as food & beverage manager at Hotel Cipriani • Responsible for growth of Italian hotel portfolio

6 Who are we? • Diversified luxury portfolio comprised of 46 hotels, resorts, restaurant, trains, cruises and safari tours • Unique owner / operator of one-of-a-kind portfolio of irreplaceable assets in many high-barriers-to-entry markets • Global footprint and loyal, affluent customer base • Focus on authentic, unique hospitality experiences and service • Umbrella brand that supports strong individual property brands • Leadership team with deep industry experience

Who are we?

Diversified luxury portfolio comprised of 46 hotels, resorts, restaurant, trains, cruises and safari tours

Orient-Express Hotels Ltd.

Hotels and Restaurants





33 hotels; three safari camps; one restaurant

Properties Include

'21' Club; Charleston Place Hotel; Copacabana Palace; El Encanto; Grand Hotel Europe; Grand Hotel Timeo; Hotel Cipriani; Hotel Splendido; La Samanna; Maroma Resort and Spa

Trains and Cruises





Six trains; two cruise operations

One additional river cruiser[1] opening in 2013

Operations Include

Afloat in France; Eastern & Oriental Express; Road To Mandalay; Orcaella, The Royal Scotsman; Venice Simplon-Orient-Express

[1] Orcaella, Orient-Express Hotels' second river cruise operation in Myanmar, is scheduled to commence operations in July 2013.

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ORIENT-EXPRESS

Who are we?

Unique owner / operator of one-of-a-kind portfolio of irreplaceable assets in many high-barriers-to-entry markets



COPACABANA PALACE, Rio de Janeiro, Brazil



HOTEL CIPRIANI, Venice, Italy



CHARLESTON PLACE, South Carolina



HOTEL SPLENDIDO, Portofino, Italy



GRAND HOTEL EUROPE, St. Petersburg, Russia



HOTEL RITZ, Madrid, Spain

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ORIENT-EXPRESS

9 Who are we? Global business footprint concentrated in five key geographic clusters (North America, South America, Europe, Asia and Africa)

10 Who are we? FY 2012 Revenue by Business 1 FY 2012 Guest Origin 2 1 Includes revenue from management and part-ownership interests. 2 Calculated using FY 2012 room nights sold at owned, JV and managed hotels. 3 Includes 92 keys at El Encanto. 4 Includes 30 wholly owned hotels, 5 JV hotels and one managed hotel. Global business footprint and diverse customer base Europe hotels 37% North America hotels and restaurant 22% Rest of World hotels 26% Trains & cruises 15% At March 31, 2013 3 Hotels 4 Hotel Keys Hotel Keys (%) Europe 12 1,110 33% North America 6 797 24% South America 7 749 22% Asia-Pacific 6 315 9% Africa 5 365 11% Total 36 3,336 100% 3 Europe 36% North America 43% South America 8% Asia-Pacific 8% Africa / Middle East 5%

11 Who are we? Umbrella brand that supports strong individual property brands

12 Where are we coming from? Hotel Caruso, Ravello, Italy

13 Where are we coming from? Challenge • Organizational structure Result Lack of clarity around central vs. regional functions increased costs and reduced efficiencies • Opportunistic global acquisitions • Global economic recession severely impacted Company’s luxury asset portfolio • Capital allocation decisions • Balance sheet over-extension and liquidity challenges Portfolio included assets that over time became neither a financial nor strategic fit Revenue decreased by 21% in one year and adjusted EBITDA 1 decreased by 44% in two years Diverting capital into non-core business and certain acquisitions shifted capital and other scarce resources away from core business Over-leveraged balance sheet reduced financial flexibility and presented challenges during the last economic downturn (e.g., leverage peaked at 9.9x in 2010) 1 Adjusted EBITDA before real estate and adjusted to exclude disposed assets.

14 Where are we coming from? Global and regional recessions greatly impacted OEH’s results 1 Revenue before real estate adjusted to exclude disposed assets. Revenue is earnings / (losses) from unconsolidated companies and Orient-Express’ consolidated revenue. See appendix A. 2 Adjusted EBITDA before real estate and adjusted to exclude disposed assets. See appendix A. 3 Calculated by dividing adjusted EBITDA by revenue. See appendix A. 4 Adjusted to exclude disposed assets. Revenue 1 Adjusted EBITDA 2 Adjusted EBITDA Margin 2 3 Occupancy 4 ADR 4 RevPAR 4 $542.2 $427.8 $552.7 2008 2009 2012 $138.6 $77.8 $104.4 2007 2009 2012 25.9% 17.0% 18.9% 2007 2010 2012 ($ in million, excluding room statistics) $284 $216 $271 2008 2009 2012 $466 $424 $469 2008 2010 2012 64.0% 49.3% 57.8% 2007 2009 2012  OEH declines consistent with other luxury hotel operators; upside potential remains in the recovery

15 Where are we coming from? • Copacabana Palace (impacted by the partial closure of the main building for renovation) • Mainland Italian hotels • Grand Hotel Europe • Hotel Ritz Madrid • U.K. day trains • Reid’s Palace 2012 impacted by planned renovations and European economic and currency issues 1 Change in adjusted EBITDA (before real estate and adjusted to exclude disposed assets) for 2012 vs. 2011. Adjusted EBITDA 1 $4.0 3.7 2.7 1.8 1.7 1.4 ($ in millions)

16 Where are we coming from? Over-extended balance sheet presented difficulties during global economic crisis • Net debt 1 peaked at $848.4 million at March 31, 2009 and net debt / adjusted EBITDA 2 peaked at 9.9x at March 31, 2010 • Debt maturities were difficult to manage, with $623.8 million of obligations due in the 24 months following the end of 2009 • Liquidity was under pressure and limited cash was available for re- investment in the portfolio and new opportunities 1 Working capital facilities, short and long-term debt (including obligations under capital leases), offset by cash and cash equivalents, including restricted cash. See appendix B. 2 Net debt divided by adjusted EBITDA before real estate. See appendix B.

17 What have we accomplished? Palacio Nazarenas, Cuzco, Peru

18 What have we accomplished? • Strong recent operational performance and recovery at certain properties • In 2012 / early 2013, successfully added 392 new or renovated keys (12% of total inventory) to properties with strong incremental EBITDA opportunities • Refined portfolio via disciplined asset disposals of non-core properties • Improved balance sheet and liquidity profile Positive momentum provides platform for near-term growth

19 What have we accomplished? • Hotel das Cataratas • PeruRail • Sicily hotels • Charleston Place • Myanmar operations • Maroma Resort and Spa • Venice Simplon-Orient-Express Financial highlights 2012 – recovery and revenue retention = strong EBITDA growth $2.6 2.2 2.1 1.9 1.6 1.0 0.9 ($ in millions) Adjusted EBITDA 1 1 Change in adjusted EBITDA (before real estate and adjusted to exclude disposed assets) for 2012 vs. 2011.

20 What have we accomplished? • Local luxury market competitive RevPAR index of 116 1, illustrating OEH’s relative strength vs. its competitive set • Latest Leading Quality Assurance (LQA) overall service score at 89%; 2nd of 14 top luxury hotel operators 2 • Strong property awareness, with awards from pre-eminent travel publications and increased media activity – Seven hotels on the Condé Nast Traveler (US) 2013 gold list – Five hotels in the Condé Nast Traveler (US) 2012 readers’ choice awards – Nine hotels in the Travel + Leisure 2013 top 500 hotels in the world • Hotel Caruso named #1 hotel in Europe • Hotel Ritz named #1 hotel in Spain Operational focus has positioned us at the top of our luxury hotel peer group 1 Based on group of 12 Orient-Express hotels for which OEH receives STR data for 2012. 2 Competitive set includes Dorchester Collection, Fairmont Hotels, Four Seasons, Jumeirah, Kempinski Hotels, Leading Hotels of the World, Mandarin Oriental, Orient-Express, Raffles, Ritz-Carlton, Rocco Forte Hotels, Rosewood Hotels, St. Regis and Taj Group.

21 What have we accomplished? In 2012 / early 2013, successfully added 392 new or renovated keys Mount Nelson Hotel – renovated 30 keys Copacabana Palace – renovated 145 keys The Inn at Perry Cabin – renovated 38 keys Hotel Splendido – NEW SUITES 5 keys El Encanto – NEW HOTEL 92 keys Palacio Nazarenas – NEW HOTEL 55 keys

22 What have we accomplished? Recent asset sales refined portfolio and provided liquidity for strategic re-investment ($ in millions) 1 Las Casitas del Colca was owned by Orient-Express Hotels' 50/50 Peru hotels joint venture.  Asset sales and increased cash flow have allowed management to internally finance attractive property investment projects and debt amortization Asset Location Closing Date Gross Proceeds Forward EBITDA Multiple Keswick Hall Charlottesville, Virginia January 2012 22.0$ 20.0x Las Casitas del Colca 1 Arequipa, Peru April 2012 5.6 N/M Bora Bora Lagoon Resort French Polynesia June 2012 3.0 N/M The Observatory Hotel Sydney, Australia August 2012 42.1 15.8x The Westcliff Johannesburg, South Africa December 2012 26.0 14.3x Porto Cupecoy Sint Maarten, Dutch West Indies January 2013 19.0 N/M Total 117.7$

23 What have we accomplished? Steady progress made on balance sheet and leverage profile; near-term target of ≈ 4.0x Net Debt 1 and Net Leverage 2 1 Working capital facilities, short and long-term debt (including obligations under capital leases), offset by cash and cash equivalents, including restricted cash. See appendix B. 2 Net debt divided by adjusted EBITDA before real estate. See appendix B. ( $ i n m i l l i o n s ) $726.4 $570.8 $531.1 $505.0 9.1x 6.7x 4.8x 4.8x 0.0x 2.5x 5.0x 7.5x 10.0x $- $200.0 $400.0 $600.0 $800.0 12/31/09 12/31/10 12/31/11 12/31/12 Net Debt Net Debt / Adjusted EBITDA before Real Estate Net leverage 2 peaked at 9.9x on March 31, 2010

24 What have we accomplished? Manageable debt maturity profile provides enhanced stability Debt Maturity Profile at March 31, 2013 $20.8 $13.4 $4.5 $4.7 $61.2 $162.1 $293.1 $41.7 $81.9 $175.5 $297.6 $4.6 $46.5 $- $100.0 $200.0 $300.0 $400.0 2013 2014 2015 2016 Thereafter Amortization Principal  No anticipated refinancing challenges; Company has received bank credit approval for 2013 maturities Total debt $606.4 Net debt 1 $505.4 Weighted average cost of debt 4.0% Interest cover 2 4.0x 2013 Key Maturities Reid’s / Le Manoir facility $42.4MM U.S. umbrella facility $17.1MM 2014 Key Maturities Brazil facility $106.0MM El Encanto facility $32.1MM La Residencia facility $20.6MM 2015 Key Maturities Italy facility $210.7MM Charleston Place facility $82.4MM 1 Working capital facilities, short and long-term debt (including obligations under capital leases), offset by cash and cash equivalents, including restricted cash. See appendix B. 2 Interest cover ratio equals adjusted EBITDA divided by cash interest expense. See appendix C. ( $ i n m i l l i o n s )

25 What are we seeing? Road To Mandalay, Ayeyarwady River, Myanmar

26 What are we seeing? • Limited supply growth due to scarce financing and high development costs • Continued recovery and growth in North America and Asia • Growth in emerging market outbound travel • Growth in experiential travel and celebrations markets • Continued macro headwinds and softness in United Kingdom and Europe • Continued short booking window provides limited visibility • Continued softness in group business Positives Challenges

27 Where are we headed? Orient-Express Safaris, Botswana

Where are we headed? EXPRESSway is OEH’s path forward – the strategy through which the Company will further strengthen its foundation and execute on attractive near- and medium- term growth opportunities

29 EXPRESSway EXPRESSway strategy provides framework for near- and medium-term priorities Optimize organization and establish strong leadership team Enhance revenue-generating opportunities Optimize portfolio and focus on capital recycling program Realize economic benefit of recent property additions and renovations Invest in select existing portfolio opportunities with attractive ROIs Invest in select new product additions and expansions Improve the Core (Do better with what we have) Extend the Core (Grow via close adjacencies to the core) Consider disciplined, value-add property asset acquisitions and new property developments, joint ventures, etc. Consider portfolio M&A that grows and leverages the core Transform the Core (Consider broader options) Near-to-Medium Term Medium-to-Long Term

30 • New Chief Sales & Marketing Officer – Ralph Aruzza joined in February 2013 from Rosewood Hotels & Resorts • New Vice President of Human Resources – Amrita Bhalla joining in summer 2013; previously with Oberoi and Four Seasons • New Vice President of Technical Services 1 – Katherine Blaisdell joining in summer 2013 from Rosewood Hotels & Resorts • New Vice President of Accounting and Control (internal promotion) – Neil Gribben promoted in March 2013; previous experience with Four Seasons and Hyatt Establish strong OEH leadership team 1 Following the retirement of Roger Collins. Improve the coreEXPRESSway

31 • Consolidate central functions – Close Singapore development office and consolidate function in London – Locate new Chief Sales & Marketing Officer in London with the central sales & marketing team and other OEH leaders – Relocate New York office and reduce associated costs • Re-align regional reporting structure – Reduce number of regional managing directors from eight to five  Target $3 – $5 million of overhead cost savings (vs. 2012) in next 12 – 24 months Optimize organization to drive enhanced operational effectiveness and cost efficiencies Improve the coreEXPRESSway

32 • More deeply penetrate existing markets – Leverage large and loyal customer base with deeper engagement • Roll-out new, more intuitive orient-express.com website with adaptive design and enhanced booking engine • Re-engineer CRM process (database currently has 1 million+ profiles) to improve guest recognition and reward loyalty • Expand OEH Traveller mobile app, which provides editorial content, including travel recommendations and new experiences, from the Company’s Traveller publication Enhance revenue-generating opportunities Improve the core • Enhance revenue management – team, systems and processes – Utilize best-in-class tools, market intelligence and systems to optimize revenue through strategic rate and inventory management • Employ sophisticated pricing models and advanced demand forecasting systems • Combine GDS, meta-search, online travel agencies and online consolidators with more traditional channels such as call centers and websites EXPRESSway

33 • Expand into new business segments – Develop MICE 1 and other group markets • Utilize online brand-wide promotion of meetings experiences and opportunity dates • Establish meeting planner advisory board – Target attractive emerging markets via expanded field sales and marketing support • China, India and Russia based field sales support • Website and marketing outreach in nine languages • B2C and social media engagement in China Enhance revenue-generating opportunities Improve the core 1 Meetings, incentive, conferences and exhibitions. EXPRESSway

34 • Every percentage point increase in occupancy across the entire Orient-Express portfolio generates approximately $8 million of incremental revenue and approximately $3 million of incremental EBITDA assuming 40% retention Enhance revenue-generating opportunities: illustration Improve the core 64.0% 49.3% 57.8% 2007 2009 2012 Occupancy 2 Pro Forma 2012 Revenue Pro Forma 2012 Adj. EBITDA 1 1 Assumes 40% retention. 2 Adjusted to exclude disposed assets. $553 $600 57.8% 63.8% $500 $530 $560 $590 $620 54.0% 57.0% 60.0% 63.0% 66.0% 2012 Occ + 1ppt + 2ppt + 3ppt + 4ppt + 5ppt + 6ppt Occ Revenue Occupancy $104 $123 57.8% 63.8% $90 $100 $110 $120 $130 54.0% 57.0% 60.0% 63.0% 66.0% 2012 Occ + 1ppt + 2ppt + 3ppt + 4ppt + 5ppt + 6ppt Occ Adj. EBITDA Occupancy ($ in m illions) ($ in m illions) EXPRESSway

35 • Create strategic portfolio review process that uses financial and strategic criteria to identify: – Core performers and financial stars – those properties that have good financial performance, with limited future capital requirements, and fit well strategically within the portfolio – Properties to incubate and improve – Properties to consider strategic options • Identify select assets as candidates for disposition  Target sale of two to three non-core assets, generating $50 – $70 million of proceeds over next 18 to 24 months Refine existing portfolio Improve the coreEXPRESSway

36 • Improved capital allocation process – Implemented disciplined process for project capex approvals, with cross- functional involvement • Utilize investment review process to identify highest-priority projects and manage annual capex spend  We will utilize a combination of operating cash flow, select asset sale proceeds and project financing to fund planned major capital projects in our pipeline for 2013 through 2015  Starting in 2016, project capex is currently expected to be financed with operating cash flow, with annual project capex targeted at $20 – $30 million (on top of normal FF&E capex spend) Enhance discipline surrounding capital allocation process Improve the core Property investments prioritized Concept finalized Investment approved by Board Investment Committee Investment approved by Board Investment made Investment approved by internal Investment Committee Post- investment reviews conducted Capital Investment Process EXPRESSway

37 EXPRESSway strategy provides framework for near- and medium-term priorities Optimize organization and establish strong leadership team Enhance revenue-generating opportunities Optimize portfolio and focus on capital recycling program Realize economic benefit of recent property additions and renovations Invest in select existing portfolio opportunities with attractive ROIs Invest in select new product additions and expansions Improve the Core (Do better with what we have) Extend the Core (Grow via close adjacencies to the core) Consider disciplined, value-add property asset acquisitions and new property developments, joint ventures, etc. Consider portfolio M&A that grows and leverages the core Transform the Core (Consider broader options) Near-to-Medium Term Medium-to-Long Term EXPRESSway

38 • Recent capital investments at Copacabana Palace, Hotel Splendido, ‘21’ Club, Mount Nelson Hotel and The Inn at Perry Cabin have the potential to generate $6 – $8 million of incremental EBITDA when stabilized • New additions of El Encanto and the soon-to-launch Orcaella river cruiser have the potential to deliver $6 – $8 million of EBITDA at stabilization  In total, these projects have the potential to generate $12 – $16 million of incremental EBITDA at stabilization Realize economic benefit of recent property additions and renovations Extend the core Copacabana Palace Rio de Janeiro, Brazil Hotel Splendido Portofino, Italy ‘21’ Club New York, New York El Encanto Santa Barbara, California Orcaella Myanmar EXPRESSway

39 • Identify and execute on portfolio investments based on strategic prioritization, for example, we have identified or committed to projects at the following properties  Attractive investment opportunities exist within OEH portfolio that will drive incremental EBITDA and protect / enhance underlying asset value Invest in select new portfolio investments with attractive ROIs or defensive projects Extend the core Charleston Place Charleston, South Carolina Grand Hotel Europe St. Petersburg, Russia Jimbaran Puri Bali Bali, Indonesia Miraflores Park Hotel Lima, Peru Villa Sant’Andrea Taormina, Sicily, Italy EXPRESSway

40 • Create new business opportunities through close adjacencies that leverage existing infrastructure and customer base • Examples: – Additional luxury train in Europe – Evaluating opportunity to renovate and relocate 14 owned luxury train carriages and create an experience similar to The Royal Scotsman that appeals to our core customer base and leverages our existing infrastructure – Hotel management contracts – Focus on a select number of opportunities where we already have properties and can leverage our operating infrastructure and tap into existing customer base – Brand expansion opportunities – Work with joint venture partners to capitalize on iconic restaurant brands by leveraging third-party expertise and capital Execute on opportunities to leverage or capitalize on brands and infrastructure Extend the coreEXPRESSway

41 EXPRESSway strategy provides framework for near- and medium-term priorities Optimize organization and establish strong leadership team Enhance revenue-generating opportunities Optimize portfolio and focus on capital recycling program Realize economic benefit of recent property additions and renovations Invest in select existing portfolio opportunities with attractive ROIs Invest in select new product additions and expansions Improve the Core (Do better with what we have) Extend the Core (Grow via close adjacencies to the core) Consider disciplined, value-add property asset acquisitions and new property developments, joint ventures, etc. Consider portfolio M&A that grows and leverages the core Transform the Core (Consider broader options) Near-to-Medium Term Medium-to-Long Term EXPRESSway

42 Summary Hotel das Cataratas, Iguassu Falls, Brazil

43 Summary • OEH well positioned to benefit from favorable industry dynamics – Limited supply growth due to scarce financing and development costs – Continued recovery and growth in North America and Asia and future recovery in the United Kingdom and Europe – Growth in experiential travel, celebrations and emerging market outbound travel • Attractive growth via opportunities to Improve the Core – Strong leadership team and organizational structure enhancements – Increased revenue-generating opportunities – Improved balance sheet and liquidity provides financial flexibility – Strong retention and EBITDA recovery in key markets – Strategic capital recycling and disciplined capital allocation / re-investment model • Attractive growth via opportunities to Extend the Core – Realize benefit of recent renovations and product additions – Execute attractive-ROI projects and new product expansions – Pursue select new business opportunities (i.e., new European luxury train, management contracts, monetizing strong brands)  Results in attractive near- and medium-term EBITDA growth and enhances the underlying value of iconic assets EXPRESSway focused on building shareholder value

44 Q&A Eastern & Oriental Express, Southeast Asia

45 Appendices Le Manoir aux Quat’Saisons, Oxfordshire, England

Appendix A

Revenue and adjusted EBITDA reconciliations

($ in millions)

	Year ended Dec. 31, 2007	Year ended Dec. 31, 2008	Year ended Dec. 31, 2009	Year ended Dec. 31, 2010	Year ended Dec. 31, 2011	Year ended Dec. 31, 2012
Adjusted EBITDA excluding real estate	$ 151.0	$ 133.5	$ 79.9	$ 85.4	$ 110.4	$ 104.4
Adjustments for Charleston Place and discontinued operations:						
Less: OEH share of Charleston Place earnings and management fees earned [1]	(15.0)	(15.0)	-	-	-	-
Charleston Place EBITDA [2]	15.3	14.4	-	-	-	-
Cumulative EBITDA adjustments for discontinued operations [3]	(12.7)	(6.0)	(2.1)	(4.8)	(1.8)	-
Comparable adjusted EBITDA from continuing operations excluding real estate	**$ 138.6**	**$ 126.9**	**$ 77.8**	**$ 80.6**	**$ 108.6**	**$ 104.4**
Total revenue [4]	$ 599.6	$ 574.4	$ 465.6	$ 576.4	$ 595.2	$ 553.4
Adjustments for Charleston Place and discontinued operations:						
Less: OEH share of Charleston Place earnings and management fees earned [1,4]	(15.0)	(15.0)	-	-	-	-
Charleston Place revenue [2,4]	62.7	57.7	-	-	-	-
Less: Real estate revenue	(19.9)	14.2	(1.7)	(64.0)	(7.9)	(0.7)
Revenue from continuing operations excluding real estate	627.4	631.3	463.9	512.4	587.3	552.7
Cumulative revenue adjustments for discontinued operations [3]	(92.6)	(89.2)	(36.1)	(38.7)	(26.0)	-
Comparable adjusted revenue from continuing operations excluding real estate	**$ 534.8**	**$ 542.2**	**$ 427.8**	**$ 473.7**	**$ 561.4**	**$ 552.7**
EBITDA Margin	**25.9%**	**23.4%**	**18.2%**	**17.0%**	**19.3%**	**18.9%**

[1] Management fees previously recorded for Charleston Place are eliminated for comparability with other reported results, treating the hotel as consolidated for all periods presented.

[2] Charleston Place revenue and EBITDA were consolidated in results starting January 1, 2009. Revenue and EBITDA for the hotel in 2007 and 2008 are included for comparability with other reported results.

[3] Revenue and EBITDA results of Lapa Palace, Hotel de la Cite, Windsor Court, Keswick Hall, Westcliff, Observatory, Lilianfels Blue Mountain, Bora Bora Lagoon Resort and La Cabana have been excluded from all periods presented, and are accounted for as discontinued operations.

[4] Comprises 2012 earnings from unconsolidated companies of $7.9 million (2011 - $6.6 million; 2010 - $4.5 million; 2009 - $8.6 million; 2008 - $23.8 million; 2007 - $21.2 million) and 2012 revenue of $545.5 million (2011 - $588.6 million; 2010 - $571.9 million; 2009 - $457.0 million; 2008 - $550.7 million; 2007 - $578.4 million). Including adjustments for Charleston Place Hotel revenue and management fees, 2008 earnings from unconsolidated companies were $8.8 million (2007 - $6.2 million) and 2008 revenues of $593.4 million (2007 - $626.1 million).

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ORIENT-EXPRESS

47 Appendix B Net debt and net leverage reconciliations ($ in millions) 2009 2010 2011 2012 At March 31, 2009 At March 31, 2010 At March 31, 2013 Cash and cash equivalents 72.1$ 150.4$ 90.1$ 93.4$ 41.6$ 150.6$ 79.3$ Restricted cash 19.9 8.4 13.2 21.1 13.3 17.9 21.7 Total cash 92.0$ 158.8$ 103.3$ 114.5$ 54.9$ 168.5$ 101.0$ Working capital facilities 6.7$ 1.2$ -$ -$ 59.5$ 11.7$ 0.4$ Current portion of long-term debt and capital leases 173.4 124.8 77.1 90.1 237.4 173.1 84.1 Current portion of long-term debt of consolidated variable interest entities 0.2 1.8 1.8 1.8 0.1 - 1.8 Long-term debt and obligations under capital leases 558.8 511.3 466.8 431.4 526.8 602.1 424.4 Long-term debt held by consolidated variable interest entities 79.3 90.5 88.7 96.2 79.5 79.4 95.7 Total debt 818.4$ 729.6$ 634.4$ 619.5$ 903.3$ 866.3$ 606.4$ Net debt 726.4$ 570.8$ 531.1$ 505.0$ 848.4$ 697.8$ 505.4$ LTM adjusted EBITDA excluding real estate 79.9$ 85.4$ 110.4$ 104.4$ 70.6$ Net debt / adjusted EBITDA excluding real estate 9.1x 6.7x 4.8x 4.8x 9.9x

48 Appendix B Net debt and net leverage reconciliations (continued) 1 Legal costs incurred in defending the Company's class B common share structure. 2 Restructuring and redundancy costs. 3 Non-recurring costs and purchase transaction costs incurred in relation to Grand Hotel Timeo and Villa Sant'Andrea. 4 A gain on the settlement of insurance proceeds received for cyclone-damaged Road To Mandalay ship. 5 Goodwill and fixed asset impairment charges. ($ in millions) Year ended December 31, 2009 Three months ended March 31, 2010 Three months ended March 31, 2009 Twelve months ended March 31, 2010 EBITDA $ 69.2 (3.6)$ $ 1.5 $ 64.1 Real estate 3.5 1.3 - 4.8 EBITDA before real estate 72.7 (2.3) 1.5 68.9 Adjusted items: Legal costs 1 0.7 0.1 0.5 0.3 Management restructuring 2 1.5 0.9 0.7 1.7 Grand Hotel Timeo and Villa San'tAndrea 3 - 1.1 - 1.1 Gain on insurance proceeds 4 (1.4) - - (1.4) Impairment 5 6.5 - 6.5 - Adjusted EBITDA 80.0$ (0.2)$ 9.2$ 70.6$ EBITDA 69.2$ (3.6)$ 1.5$ 64.1$ Depreciation and amortization (40.8) (11.3) (9.1) (43.0) Interest (31.1) (6.8) (9.2) (28.7) Foreign exchange (1.1) 3.8 (3.8) 6.5 (Losses) / earnings before tax (3.8) (17.9) (20.6) (1.1) Tax (15.5) (0.3) 8.9 (24.7) Net losses from continuing operations (19.3) (18.2) (11.7) (25.8) Discontinued operations (49.5) 5.2 (3.0) (41.3) Net loss (68.8)$ (13.0)$ (14.7)$ (67.1)$

49 Appendix C Interest cover calculation 1 Amortization of deferred financing costs recorded within interest expense. 2 Change in fair value of derivatives that are not designated in hedging relationships and the ineffective portion of derivatives that are designated in hedging relationships. 3 Capitalized interest related to the El Encanto development project. ($ in millions) Year ended December 31, 2012 Three months ended March 31, 2013 Three months ended March 31, 2012 Twelve months ended March 31, 2013 Interest expense $ 29.8 7.0$ $ 7.2 $ 29.6 Adjusted items: Amortization of deferred financing costs 1 (5.3) (2.0) (1.3) (6.0) Interest rate swaps 2 (2.3) - (0.5) (1.8) Capitalized interest 3 4.2 1.1 0.9 4.4 Adjusted interest expense $ 26.4 $ 6.1 $ 6.3 $ 26.2 LTM March 31, 2013 adjusted EBITDA $ 105.6 Adjusted interest cover ratio 4.0x

Appendix C

Interest cover calculation (continued)

($ in millions)

	Year ended December 31, 2012	Three months ended March 31, 2013	Three months ended March 31, 2012	Twelve months ended March 31, 2013
EBITDA	$ 93.7	$ (35.8)	$ 2.8	$ 55.1
Adjusted items:				
Pre-opening expenses [1]	1.8	2.1	-	3.9
Management restructuring [2]	0.5	1.6	-	2.1
Write-off of fixed assets [3]	1.6	0.7	0.4	1.9
Acquisition proposal costs [4]	1.2	0.2	-	1.4
Write-down of receivable [5]	0.5	-	-	0.5
Loss on sale of real estate units [6]	0.6	-	-	0.6
Impairment [7]	5.9	35.7	-	41.6
Gain on disposal [8]	(1.5)	-	-	(1.5)
Adjusted EBITDA	**$ 104.3**	**$ 4.5**	**$ 3.2**	**$ 105.6**
EBITDA	$ 93.7	$ (35.8)	$ 2.8	$ 55.1
Depreciation and amortization	(43.9)	(11.5)	(10.5)	(44.9)
Interest	(29.8)	(7.0)	(7.2)	(29.6)
Foreign exchange	(2.8)	2.1	0.9	(1.6)
(Losses) / earnings before tax	17.2	(52.2)	(14.0)	(21.0)
Tax	(27.8)	6.1	(0.2)	(21.5)
Net losses from continuing operations	(10.6)	(46.1)	(14.2)	(42.5)
Discontinued operations	3.7	(0.9)	0.4	2.4
Net loss	**$ (6.9)**	**$ (47.0)**	**$ (13.8)**	**$ (40.1)**

[1] Pre-opening expenses at El Encanto and Orcaella.
[2] Restructuring and redundancy costs.
[3] Non-cash write-off of fixed asset balances.
[4] Costs associated with unsolicited proposal by The Indian Hotels Company Limited to acquire the Company.
[5] Write-down of receivable balance within central costs.
[6] Loss on sale of final two units at Keswick Estates.
[7] Non-cash impairment charges related to goodwill and long-lived assets.
[8] Gain on disposal of capital lease and New York hotel project.

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Appendix D

Adjusted EBITDA to net loss reconciliations

($ in millions)

	Year ended Dec. 31, 2007	Year ended Dec. 31, 2008	Year ended Dec. 31, 2009	Year ended Dec. 31, 2010	Year ended Dec. 31, 2011	Year ended Dec. 31, 2012
EBITDA	$ 154.1	$ 85.9	$ 69.2	$ 37.6	$ 48.4	$ 93.7
Adjusted items:						
Legal costs [1]	-	0.7	0.7	(0.2)	2.5	-
Cipriani litigation [2]	-	-	-	(0.8)	-	-
Grand Hotel Timeo & Villa Sant'Andrea [3]	-	-	-	2.1	-	-
Management restructuring [4]	3.4	2.7	1.5	1.7	4.8	0.5
Impairment [5]	-	32.7	6.5	38.5	59.7	5.9
Gain on insurance proceeds [6]	-	-	(1.4)	-	-	-
Abandoned projects [7]	-	1.5	-	-	0.4	-
Hotel das Cataratas [8]	-	3.6	-	-	-	-
Pre-opening expenses [9]	-	-	-	-	-	1.8
Acquisition proposal costs [10]	-	-	-	-	-	1.2
Write-off of fixed assets [11]	-	-	-	-	3.2	1.6
Write-down of receivable [12]	-	-	-	-	-	0.5
Loss on sale of real estate units [13]	-	-	-	-	-	0.6
VAT claim settlement [14]	-	-	-	-	1.2	-
Office move costs [15]	-	-	-	-	0.3	-
Peru hotels depreciation adjustment [16]	-	-	-	1.2	-	-
Gain on disposal of fixed assets [17]	(2.3)	-	-	-	(16.5)	(1.5)
Adjusted EBITDA	155.2	127.1	76.5	80.1	104.0	104.4
Less: Real Estate	(4.1)	6.4	3.5	5.3	6.4	-
Adjusted EBITDA excluding Real Estate	**$ 151.0**	**$ 133.5**	**$ 79.9**	**$ 85.4**	**$ 110.4**	**$ 104.4**
Adjustments for discontinued operations and Charleston Place:						
Less: OEH share of Charleston Place earnings and management fees earned [18]	(15.0)	(15.0)	-	-	-	-
Charleston Place EBITDA [19]	15.3	14.4	-	-	-	-
Cumulative adjustments for EBITDA from discontinued operations [20]	(12.7)	(6.0)	(2.1)	(4.8)	(1.8)	-
Comparable adjusted EBITDA from continuing operations excluding real estate	**$ 138.6**	**$ 126.9**	**$ 77.8**	**$ 80.6**	**$ 108.6**	**$ 104.4**

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Appendix D

Adjusted EBITDA to net loss reconciliations (continued)

($ in millions)

	Year ended Dec. 31, 2007	Year ended Dec. 31, 2008	Year ended Dec. 31, 2009	Year ended Dec. 31, 2010	Year ended Dec. 31, 2011	Year ended Dec. 31, 2012
Comparable adjusted EBITDA from continuing operations excluding real estate	$ 138.6	$ 126.9	$ 77.8	$ 80.6	$ 108.6	$ 104.4
Cumulative EBITDA adjustments related to continuing operations	(1.1)	(36.8)	(7.1)	(17.7)	(16.5)	(10.7)
Charleston Place [18 19]	(0.3)	0.6	-	-	-	-
Non-controlling interest not previously presented [21]	(0.2)	(0.2)	(0.1)	-	-	-
EBITDA	**136.9**	**90.6**	**70.7**	**63.0**	**92.2**	**93.7**
Depreciation & amortization	(30.6)	(31.0)	(37.2)	(42.6)	(43.8)	(43.9)
Interest	(39.4)	(45.8)	(30.7)	(32.9)	(40.2)	(29.8)
Foreign exchange	1.6	4.1	(1.0)	4.7	(4.6)	(2.8)
(Losses)/ earnings before tax	68.6	17.8	1.7	(7.9)	3.6	17.2
Tax	(23.0)	(5.7)	(14.9)	(20.4)	(22.4)	(27.8)
Net (losses)/ earnings from continuing operations	45.6	12.1	(13.2)	(28.3)	(18.9)	(10.6)
Discontinued operations	(11.7)	(38.5)	(55.6)	(34.3)	(68.8)	3.7
Net (losses)/ earnings	33.9	(26.4)	(68.8)	(62.6)	(87.6)	(6.9)
Net earnings attributable to non-controlling interests	(0.2)	(0.2)	(0.1)	-	-	-
Net (losses)/earnings attributable to Orient-Express Hotels Ltd.	**$ 33.7**	**$ (26.6)**	**$ (68.9)**	**$ (62.6)**	**$ (87.6)**	**$ (6.9)**

[1] Legal costs incurred in defending the Company's class B common share structure (2008-2010) and a litigation settlement at '21' Club (2011).
[2] Cash received in excess of costs incurred following the settlement of 'Cipriani' trademark litigation.
[3] Non-recurring costs and purchase transaction costs incurred in relation to Grand Hotel Timeo and Villa Sant'Andrea acquisition.
[4] Restructuring and redundancy costs.
[5] Goodwill, fixed asset and investment impairment changes recorded on owned properties or joint ventures.
[6] A gain on the settlement of insurance proceeds received for cyclone-damaged Road To Mandalay ship.
[7] Costs associated with certain projects which the Company has decided not to pursue.
[8] Results from the hotel while undergoing refurbishment and fully operating from January 1, 2009.
[9] Pre-opening expenses at El Encanto.
[10] Costs associated with the unsolicited proposal by The Indian Hotels Company Limited to acquire the Company.
[11] Non-cash write-off of fixed asset balances.
[12] Write-down of receivable balance within central costs.
[13] Loss on sale of final two units at Keswick Estates.
[14] Non-recurring charge for settlement of VAT liability in Mexico.
[15] Costs associated with office move of principal UK administrative subsidiary.
[16] Additional charge to reflect revision of useful economic life of assets at Machu Picchu Sanctuary Lodge.
[17] Gain on disposal of capital lease and New York hotel project.
[18] Management fees previously recorded for Charleston Place are eliminated for comparability with other reported results, treating the hotel as consolidated for all periods presented.
[19] Charleston Place was consolidated in results starting January 1, 2009. The EBITDA from the hotel in 2007 and 2008 is included for comparability with other reported results.
[20] Revenue and EBITDA results of Lapa Palace, Hotel de la Cite, Windsor Court, Keswick Hall, Westcliff, Observatory, Lilianfels Blue Mountain, Bora Bora Lagoon Resort and La Cabana have been excluded from all periods presented, and are accounted for as discontinued operations.
[21] Prior to January 1, 2010, non-controlling interest was not separately presented.

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